Exhibit 99.5
CONSENT OF CSFB
      We hereby consent to the inclusion and description of our opinion letter dated January 30, 2005 to the Board of Directors of AT&T Corp. included as Annex B to the Proxy Statement-Prospectus which forms part of the Registration Statement on Form S-4 of SBC Communications Inc. and the references to our firm in such Proxy Statement-Prospectus under the headings “Summary—Opinions of AT&T’s Financial Advisors,” “The Merger—Background of the Merger,” “The Merger—AT&T’s Reasons for the Merger” and “The Merger—Opinions of AT&T’s Financial Advisors.”
      In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

CREDIT SUISSE FIRST BOSTON LLC
New York, New York
May 11, 2005